SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                  __________________________________________


                                   FORM 8-K

                                CURRENT REPORT

                    PURSUANT TO SECTION 13 OR 15(d) OF THE

                        SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported) April 25, 2002



                           FirstFed Financial Corp.
            (Exact name of registrant as specified in its charter)



Delaware                  1-9566                     95-4087449
(State of Incorporation)(Commission File No.)(IRS Employer Identification No.)



401 Wilshire Boulevard, Santa Monica, California,  9401-1490
(Address of principal executive offices)           (Zip Code)


Registrant's telephone number, including area code (310)319-6000



Total number of pages is 4.
Index to Exhibit is on Page 3.

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Item 5.  Other Events.

      On April 25, 2002 the registrant, FirstFed Financial Corp., issued a press release. A copy of the relevant portion of this press release is attached and incorporated herein as an Exhibit.

Item 7.  Financial Statements and Exhibits

      a)   Financial Statements of businesses acquired.

           Not applicable.

      b)   Pro forma financial information.

           Not applicable.

      c)   Exhibits

           Press Release dated April 25, 2002.



                              S I G N A T U R E S

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                    FIRSTFED FINANCIAL CORP.




Dated:  April 25, 2002              By:/s/ Babette E. Heimbuch
                                           Babette E. Heimbuch
                                           Chief Executive Officer

                               INDEX TO EXHIBITS

Item                                                     Page

Press Release dated April 25, 2002.                         4

                      FIRSTFED FINANCIAL CORP. ANNOUNCES
                       APPOINTMENT OF JAMES P. GIRALDIN
                           AS PRESIDENT AND DIRECTOR

April 25, 2002, Santa Monica, California. The Board of Directors of FirstFed Financial Corp. (NYSE-FED) today announced that James P. Giraldin has been appointed to the position of President of the Company and of its operating subsidiary, First Federal Bank of California. Mr. Giraldin, who will continue to serve as Chief Operating Officer, also has been elected to fill the vacancy left on the Board by the retirement of William S. Mortensen. Babette E. Heimbuch, who has served as President from 1989 until the present, will continue to serve as the Chairman of the Board and Chief Executive Officer of the Company and the Bank.

Mr. Giraldin joined First Federal Bank of California in 1992 as its Chief Financial Officer. He was promoted to Senior Executive Vice President and Chief Operating Officer in 1997.

Ms. Heimbuch stated, "Mr. Giraldin's day-to-day management of the Company has been a primary factor in the Company's successful results. As President and Chief Operating Officer, and as a member of the Board of Directors of the Company, Mr. Giraldin will continue this important role, and continue to make a significant contribution to the leadership of our community."

FirstFed Financial Corp. is the parent holding company of First Federal Bank of California, a $4.6 billion banking institution with 29 retail offices and 4 regional loan centers throughout Southern California.